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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference of our report, dated January 31, 2003 with respect to the financial statements of Datakey, Inc. (the "Company") included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 No. 333-64470, No. 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894, No. 333-43937, No. 333-83999,
333-39556 and 333-91760 and on Form S-3 No. 333-58770, No. 333-56711, No.
333-84007, No. 333-91779, No. 333-90969, No. 333-94087 and No. 333-33332.


                                          /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
March 26, 2003